As of October 26, 1999



Mr. Robert Weiler
101 Plain Road
Wayland, Massachusetts 01778

                     Re:       Deferral of Year 2000 Compensation
                               ----------------------------------

Dear Bob:

           Pursuant to this letter, Giga Information Group, Inc. (the "Company") hereby confirms its understanding with you concerning your deferral of certain compensation under your employment agreement with the company, dated May 13, 1999 (the "Employment Agreement").

           You voluntarily have agreed to defer receipt, without interest, of the calendar year 2000 base salary and bonus earned by you under your Employment Agreement until the Company's first pay period in January 2001.

           If at any time during the year 2000 your employment with the Company is terminated without "Cause" (as defined in your Employment Agreement), you shall be entitled to receive, as promptly as possible following your termination, your pro rata portion of your calendar year 2000 base salary and bonus through and including the date of termination based on the actual number of business days elapsed.

           If at any time during the year 2000 your employment with the Company is terminated with "Cause" or you decide to voluntarily terminate your employment, you shall be entitled to receive your pro rata portion of your calendar year 2000 base salary and bonus through and including the date of termination based on the actual number of business days elapsed; provided, however, that you shall not be entitled to receive such amounts until the Company's first pay period in January 2001.

Robert Weiler
Page 2



           If the foregoing is in accordance with your understanding of our agreement, kindly sign the enclosed copy of this letter where indicated below, whereupon this letter shall constitute an agreement between us with respect to the subject matter hereof.



                       Sincerely,

                       GIGA INFORMATION GROUP, INC.



                       By:   /s/ Daniel M. Clarke
                          ----------------------------
                          Name:  Daniel M. Clarke
                          Title: Senior Vice President


Accepted and agreed to:


/s/ Robert Weiler
----------------------
    Robert Weiler